THE BEAR STEARNS COMPANIES INC.
                                             IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 21
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: May 3, 2004
Issue Date: May 6, 2004
The date of this Pricing Supplement is May 3, 2004

Fixed Rate Notes
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                                                                                                                     Interest
                                           Maturity          Price to      Discounts &                                Payment
   CUSIP#               Interest Rate        Date             Public       Commissions      Reallowance    Dealer    Frequency
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
  07387EFA0                 3.90%         5/15/2009           100.00%        1.00%             0.150%      99.25%      Semi
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  07387EFB8                 5.71%         5/15/2019           100.00%        2.00%             0.350%      98.40%      Semi
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  07387EFC6                 6.00%         5/15/2029           100.00%        2.50%             0.350%      98.00%      Semi
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
                                            Subject to Redemption
                                            ---------------------
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                    First
                  Interest                                                                             Aggregate
First Interest     Payment    Survivor's                                                               Principal
 Payment Date      Amount       Option       Yes/No             Date and Terms of Redemption            Amount      Net Proceeds
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
  11/15/2004       $20.48        Yes           No                            N/A                       $  598,000     $  592,020
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  11/15/2004       $29.98        Yes           Yes       Commencing on 5/15/2007 and on the 15th of    $1,314,000     $1,287,720
                                                         each month thereafter until Maturity, the
                                                         Notes may be called in whole at par at the
                                                         option of the Company on ten calendar days
                                                         notice.
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  11/15/2004       $31.50        Yes           Yes       Commencing on 5/15/2008 and on the 15th of    $4,246,000     $4,139,850
                                                         each month thereafter until Maturity, the
                                                         Notes may be called in whole at par at the
                                                         option of the Company on ten calendar days
                                                         notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.